Exhibit 99.1

Quintiles Reports 3rd Quarter 2014 Results

  13.8% consolidated service revenue growth - Integrated Healthcare Services segment grew service revenues by 32.6% compared to the third quarter of 2013
  Consolidated book-to-bill ratio of 1.42 results from 12.8% growth in net new business compared to the third quarter of 2013
  Third quarter diluted adjusted EPS increased 22.6% to $0.65 per share compared to the third quarter of 2013
  Third quarter GAAP reported diluted EPS increased 42.0% to $0.71 per share compared to the third quarter of 2013
  Adjusted full year 2014 service revenue guidance of $4.16 billion - $4.19 billion and increased diluted adjusted EPS guidance to $2.61 - $2.68 per share, representing diluted adjusted EPS growth of 26.7% to 30.1% compared to full year 2013

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--October 30, 2014--Quintiles Transnational Holdings Inc. (“Quintiles” or the “Company”) (NYSE: Q) today reported its financial results for the third quarter ended September 30, 2014.

For the three months ended September 30, 2014, the Company’s service revenues were $1.06 billion which represents growth of 13.8%, or $128.3 million compared to the same period last year at actual foreign exchange rates. The Company’s growth in service revenues, excluding the impact of foreign currency fluctuations (“constant currency”), was 14.0% with 7.9% growth in the Product Development segment and 33.9% growth in the Integrated Healthcare Services segment.

Adjusted income from operations was $150.9 million in the third quarter of 2014, representing growth of 13.9% compared to the same period last year. The adjusted income from operations margin was 14.2%, which is consistent with the same period last year. Adjusted net income was $85.0 million in the third quarter of 2014, representing growth of 20.2% compared to the same period last year. Diluted adjusted earnings per share was $0.65 in the quarter ended September 30, 2014, representing growth of 22.6% compared to the same period last year.

Reported GAAP income from operations was $149.1 million, reported GAAP net income was $92.7 million and reported GAAP diluted earnings per share was $0.71 for the three months ended September 30, 2014. Reconciliations of the non-GAAP measures, including adjusted income from operations, adjusted net income and diluted adjusted earnings per share to the corresponding GAAP measures are attached to this press release.

Net new business grew 12.8% compared to the same period last year to $1.51 billion representing a book-to-bill ratio of 1.42 in the quarter ended September 30, 2014. This net new business contributed to an ending backlog of $10.75 billion at September 30, 2014.

“Quintiles is a story of consistent performance with a focus on industry leadership, and I am proud to report that this story continued in the third quarter of 2014,” said Chief Executive Officer Tom Pike. “For the third quarter, our consolidated revenue increased by 13.8% compared to the same period last year.”

“Further, I am pleased to report that net new business, revenues, and EPS for the third-quarter grew at double-digit rates,” Pike said. “We finished the quarter with revenue growth of 32.6% in our IHS segment, showcasing significant progress. The third quarter net new business allowed Quintiles to keep its industry-leading backlog of $10.75 billion. Our strong performance continues to strengthen our platform which allows us to capitalize on strategic priorities and create value for our customers and investors,” Pike explained.

The Product Development segment net new business totaled $1.27 billion in the quarter ended September 30, 2014 which translates to a book-to-bill ratio of 1.64. The net new business increased 47% compared to the same period in 2013, led by the five-year renewal of a significant contract in our clinical and data management functional resourcing services businesses. Product Development’s service revenues grew 8.0% compared to the same period last year to $771.4 million at actual foreign exchange rates. At constant currency exchange rates, Product Development’s service revenues grew 7.9%, or $56.3 million during the third quarter of 2014 compared to the same period last year. The service revenue growth resulted from volume-related increases in global laboratory services, clinical trial support services, services provided on a functional resource basis and from the Novella acquisition in 2013, partially offset by the conclusion of a large clinical solutions project which was delivered throughout 2013. Product Development’s income from operations margin was 20.5% for the third quarter, representing an improvement of 80 basis points compared to the same period last year, including 30 basis points from favorable currency fluctuations.

The Integrated Healthcare Services segment net new business totaled $244 million which translates to a book-to-bill ratio of .84 for the quarter ended September 30, 2014. At actual foreign exchange rates, Integrated Healthcare Services’ service revenues increased 32.6%, or $71.1 million, during the third quarter of 2014 compared to the same period last year to $289.6 million including $19.2 million from the Encore acquisition, partially offset by $2.8 million of unfavorable foreign currency impacts. On a constant currency basis, Integrated Healthcare Services’ service revenues increased 33.9% during the third quarter of 2014 compared to the same period last year, primarily due to increases in commercial solutions in Japan and North America as well as growth in real-world and late phase research services partially offset by a decline in commercial solutions in Europe. Integrated Healthcare Services’ income from operations margin was 6.9% for the third quarter, representing an improvement of 160 basis points compared to the same period last year, including unfavorable currency fluctuations of 30 basis points.

General corporate and unallocated expenses were $27.2 million during the quarter ended September 30, 2014 compared to $19.8 million for the same period last year.

Interest expense was $25.1 million during the quarter ended September 30, 2014 compared to $28.8 million for the same period last year. Interest expense was lower than the same period in 2013 due to a decrease in the average rate of interest.

Other income, net was $7.8 million during the quarter ended September 30, 2014 compared to $3.2 million of net expenses for the same period last year. Other income, net was higher than the same period in 2013 due to a change in fair value of contingent consideration payable for an acquisition, partially offset by other expenses.

The GAAP effective income tax rate was 31.1% for the quarter ended September 30, 2014 compared to 29.1% for the same period in 2013 as a higher percentage of income was delivered in the United States during the current period compared to the same period last year.

For the nine months ended September 30, 2014, the Company’s constant currency service revenue growth was 10.3%, or $289.7 million as compared to the same period in 2013. At actual foreign exchange rates, the Company’s service revenues of $3.1 billion for the nine months ended September 30, 2014, grew 10.6% compared to the same period in 2013 which included a positive foreign currency impact of $7.7 million. Adjusted income from operations for the nine months ended September 30, 2014 was $435.2 million representing growth of 16.1% compared to the same period in 2013. Adjusted income from operations margin was 14.0% representing 60 basis points of margin expansion compared to the same period last year of which 50 basis points was from favorable currency fluctuations. Adjusted net income was $261.6 million for the nine months ended September 30, 2014 representing growth of 36.9% compared to the same period last year. Diluted adjusted earnings per share was $1.98 for the nine months ended September 30, 2014 representing growth of 31.1% compared to the same period last year. Reported GAAP income from operations was $431.5 million, reported GAAP net income was $268.0 million and reported GAAP diluted earnings per share was $2.03 for the nine months ended September 30, 2014.

Financial Guidance

Prior guidance was based on foreign currency exchange rates at June 30, 2014. Because of significant changes in foreign currency exchange rates occurring after that date, 2014 service revenues are estimated to be approximately $40.0 million less than prior guidance, of which the third quarter was negatively impacted by approximately $10.0 million. The Company has adjusted its full year 2014 guidance, which includes service revenues estimated to be between $4.16 billion and $4.19 billion, representing growth of 9.2% to 10.0% compared to 2013, and raised diluted adjusted earnings per share to $2.61 to $2.68 per share representing growth of 26.7% to 30.1% compared to 2013, with diluted GAAP earnings per share between $2.61 and $2.68 per share. The annual effective income tax rate is estimated to be approximately 30%. This financial guidance is based on the actual results for the nine month period ended September 30, 2014 combined with our estimates for the remaining three months of 2014, assuming the foreign currency exchange rates at September 30, 2014 stay in effect for the remainder of the year, and does not reflect the impact of any future equity repurchases.

During the third quarter of 2014, the Company began excluding changes from adjustments to estimated contingent consideration from business combinations from adjusted net income and diluted adjusted earnings per share. All periods presented in the tables accompanying this press release have been adjusted to reflect this change.

Webcast & Conference Call Details

Quintiles will host a conference call at 8:00 a.m. EDT today to discuss its third quarter 2014 financial results. To participate, please dial +1 (855) 484-7367 or +1 (631) 259-7541 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible, live via webcast, on the Investors section of the Quintiles website at www.quintiles.com/investors. An archived replay of the conference call will be available online at www.quintiles.com/investors after 1:00 p.m. EDT today.

About Quintiles

Quintiles (NYSE: Q), a Fortune 500 company, is the world’s largest provider of biopharmaceutical development and commercial outsourcing services.  With a network of more than 32,000 employees conducting business in approximately 100 countries, we helped develop or commercialize all of 2013’s top-100 best-selling drugs on the market. Quintiles applies the breadth and depth of our service offerings along with extensive therapeutic, scientific and analytics expertise to help our customers navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes.  To learn more about Quintiles, please visit www.quintiles.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “guidance,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice, and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may under-price its contracts, overrun its cost estimates, or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the market for the Company’s services may not grow as the Company expects; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company’s effective income tax rate may fluctuate, which may adversely affect our operations, earnings and earnings per share; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies; and the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” in Quintiles’ annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 13, 2014, as such factors may be amended or updated from time to time in Quintiles’ periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Quintiles’ filings with the SEC. The Company assumes no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

This press release includes adjusted EBITDA, adjusted income from operations, adjusted income from operations margin, adjusted net income and diluted adjusted earnings per share, each of which is a financial measure not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP measures provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and are more indicative of core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. These non-GAAP measures are performance measures only and are not measures of the Company’s cash flows or liquidity, nor are they alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors and potential investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the 'Investors' section of the Company’s website at www.Quintiles.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

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QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013

Service revenues		$1,061,013	$932,727	$3,101,777	$2,804,400
Reimbursed expenses		339,021	263,112	947,133	915,960
Total revenues		1,400,034	1,195,839	4,048,910	3,720,360
Costs of revenue, service costs		691,051	600,694	2,009,287	1,829,469
Costs of revenue, reimbursed expenses		339,021	263,112	947,133	915,960
Selling, general and administrative		219,027	199,573	657,283	627,713
Restructuring costs		1,793	7,201	3,749	11,897
Income from operations		149,142	125,259	431,458	335,321
Interest income		(602)	(1,119)	(2,851)	(2,356)
Interest expense		25,050	28,756	74,552	96,682
Loss on extinguishment of debt		—	—	—	16,543
Other (income) expense, net		(7,776)	3,224	(9,564)	1,378
Income before income taxes and equity in earnings (losses) of unconsolidated affiliates		132,470	94,398	369,321	223,074
Income tax expense		41,260	27,459	111,049	68,407
Income before equity in earnings (losses) of unconsolidated affiliates		91,210	66,939	258,272	154,667
Equity in earnings (losses) of unconsolidated affiliates		1,523	(355)	9,785	(1,574)
Net income		92,733	66,584	268,057	153,093
Net (income) loss attributable to noncontrolling interests		(79)	185	(100)	502
Net income attributable to Quintiles Transnational Holdings Inc.		$92,654	$66,769	$267,957	$153,595

Earnings per share attributable to common shareholders:
Basic		$0.73	$0.52	$2.08	$1.25
Diluted		$0.71	$0.50	$2.03	$1.22
Weighted average common shares outstanding:
Basic		127,462	128,923	128,780	122,467
Diluted		130,626	133,267	131,903	126,195

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

				September 30,	December 31,
				2014	2013
				(unaudited)
ASSETS
Current assets:
Cash and cash equivalents				$645,034	$778,143
Restricted cash				3,519	2,712
Trade accounts receivable and unbilled services, net				1,032,553	924,205
Prepaid expenses				51,534	42,801
Deferred income taxes				94,175	92,115
Income taxes receivable				17,394	16,171
Other current assets and receivables				94,394	89,541
Total current assets				1,938,603	1,945,688
Property and equipment, net				190,863	199,578
Investments in debt, equity and other securities				33,723	40,349
Investments in and advances to unconsolidated affiliates				34,737	22,927
Goodwill				468,620	409,626
Other identifiable intangibles, net				288,266	298,054
Deferred income taxes				31,278	32,864
Deposits and other assets				120,625	117,711
Total assets				$3,106,715	$3,066,797

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses				$830,388	$861,805
Unearned income				526,000	538,585
Income taxes payable				19,219	35,778
Current portion of long-term debt and obligations held under capital leases				20,681	10,433
Other current liabilities				30,492	35,646
Total current liabilities				1,426,780	1,482,247
Long-term debt and obligations held under capital leases, less current portion				2,022,595	2,035,586
Deferred income taxes				25,578	37,541
Other liabilities				167,994	178,908
Total liabilities				3,642,947	3,734,282
Commitments and contingencies
Shareholders’ deficit:
Common stock and additional paid-in capital,
300,000 shares authorized, $0.01 par value,
127,696 and 129,652 shares issued and outstanding
at September 30, 2014 and December 31, 2013, respectively				368,010	478,144
Accumulated deficit				(877,224)	(1,145,181)
Accumulated other comprehensive loss				(27,045)	(376)
Deficit attributable to Quintiles Transnational Holdings Inc.’s shareholders				(536,259)	(667,413)
Deficit attributable to noncontrolling interests				27	(72)
Total shareholders’ deficit				(536,232)	(667,485)
Total liabilities and shareholders’ deficit				$3,106,715	$3,066,797

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

				Nine Months Ended September 30,
				2014	2013
Operating activities:
Net income				$268,057	$153,093
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization				89,113	76,950
Amortization of debt issuance costs and discount				4,787	16,944
Share-based compensation				22,388	16,960
(Earnings) loss from unconsolidated affiliates				(9,763)	1,454
Gain on investments, net				(4,806)	(62)
Benefit from deferred income taxes				(11,529)	(15,883)
Excess income tax benefits from share-based award activities				(12,802)	(145)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income				(118,721)	(74,533)
Change in other operating assets and liabilities				(50,927)	3,133
Net cash provided by operating activities				175,797	177,911
Investing activities:
Acquisition of property, equipment and software				(57,782)	(73,940)
Acquisition of businesses, net of cash acquired				(92,201)	(144,970)
Proceeds from sale of equity securities				5,861	60
Investments in and advances to unconsolidated affiliates, net of payments received				(2,137)	(5,944)
Other				332	802
Net cash used in investing activities				(145,927)	(223,992)
Financing activities:
Repayment of debt and principal payments on capital lease obligations				(6,729)	(385,807)
Issuance of common stock, net of costs				(105)	489,560
Stock issued under employee stock purchase and option plans				23,201	364
Repurchase of common stock				(165,131)	—
Payroll taxes remitted on repurchase of stock options				(8,415)	—
Excess income tax benefits from share-based award activities				12,802	145
Net cash (used in) provided by financing activities				(144,377)	104,262
Effect of foreign currency exchange rate changes on cash				(18,602)	(16,199)
(Decrease) increase in cash and cash equivalents				(133,109)	41,982
Cash and cash equivalents at beginning of period				778,143	567,728
Cash and cash equivalents at end of period				$645,034	$609,710

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATIONS
(in thousands)
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013
Service revenues
Product Development		$771,361	$714,244	$2,323,376	$2,144,721
Integrated Healthcare Services		289,652	218,483	778,401	659,679
Total service revenues		1,061,013	932,727	3,101,777	2,804,400

Costs of revenue, service costs
Product Development		458,731	426,094	1,374,492	1,296,996
Integrated Healthcare Services		232,320	174,600	634,795	532,473
Total costs of revenue, service costs		691,051	600,694	2,009,287	1,829,469

Selling, general and administrative
Product Development		154,460	147,534	471,697	438,341
Integrated Healthcare Services		37,447	32,221	103,069	96,792
General corporate and unallocated		27,120	19,818	82,517	92,580
Total selling, general and administrative		219,027	199,573	657,283	627,713

Income from operations
Product Development		158,170	140,616	477,187	409,384
Integrated Healthcare Services		19,885	11,662	40,537	30,414
General corporate and unallocated		(27,120)	(19,818)	(82,517)	(92,580)
Restructuring costs		(1,793)	(7,201)	(3,749)	(11,897)
Total income from operations		$149,142	$125,259	$431,458	$335,321

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013
Adjusted EBITDA
Net income attributable to Quintiles Transnational Holdings Inc.		$92,654	$66,769	$267,957	$153,595
Net income (loss) attributable to noncontrolling interests		79	(185)	100	(502)
Interest expense, net		24,448	27,637	71,701	94,326
Income tax expense		41,260	27,459	111,049	68,407
Depreciation and amortization		30,180	27,324	89,113	76,950
Restructuring costs		1,793	7,201	3,749	11,897
Management fees (1)		—	—	—	27,694
Loss on extinguishment of debt		—	—	—	16,543
Other expense (income), net		(7,776)	3,224	(9,564)	1,378
Equity in (earnings) losses from unconsolidated affiliates		(1,523)	355	(9,785)	1,574
Adjusted EBITDA		$181,115	$159,784	$524,320	$451,862

Adjusted Income from Operations
Income from operations, as reported		$149,142	$125,259	$431,458	$335,321
Restructuring costs		1,793	7,201	3,749	11,897
Management fees (1)		—	—	—	27,694
Adjusted income from operations		$150,935	$132,460	$435,207	$374,912

Adjusted Net Income
Net income attributable to Quintiles Transnational Holdings Inc.		$92,654	$66,769	$267,957	$153,595
Restructuring costs		1,793	7,201	3,749	11,897
Management fees (1)		—	—	—	27,694
Loss on extinguishment of debt		—	—	—	16,543
Adjustment to estimated contingent consideration (2)		(8,757)	(1,224)	(8,839)	(1,455)
Tax effect of adjustments (3)		(705)	(2,032)	(1,298)	(20,303)
Other income tax adjustments (4)		—	—	—	3,057
Adjusted net income		$84,985	$70,714	$261,569	$191,028

Diluted weighted average common shares outstanding		130,626	133,267	131,903	126,195
Diluted adjusted earnings per share		$0.65	$0.53	$1.98	$1.51

(1) Management fees were previously paid to affiliates of certain of the Company’s shareholders pursuant to a management agreement. The nine month period ended September 30, 2013 includes a $25.0 million fee paid in connection with the termination of the management agreement.

(2) During the third quarter of 2014, the Company began excluding changes from adjustments to estimated contingent consideration from business combinations from adjusted net income and diluted adjusted earnings per share. Consistent with the other adjustments to adjusted net income and diluted adjusted net income per share, management believes that changes to the estimated value of contingent consideration are not indicative of its core operating results as the fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. There was no contingent consideration impact to EPS during three months ended March 31, 2014 or June 30, 2014.

(3) The tax effect of adjustments was based on the income tax rate of the respective transactions, which was 38.5%, with the exception of i) restructuring costs which were tax effected at 39.3% and 27.5% during the three months ended September 30, 2014 and 2013, respectively, and 34.6% and 27.5% during the nine months ended September 30, 2014 and 2013, respectively and ii) contingent consideration which is not tax effected as it represents a permanent difference between book and tax income.

(4) Other income tax adjustments remove the impact of certain discrete adjustments on the Company’s income tax expense in the nine month period in 2013. The Company’s effective income tax rate in the 2013 periods was impacted by the Company’s change in assertion regarding the undistributed earnings of most of the Company’s foreign subsidiaries, which are now considered to be indefinitely reinvested outside of the United States. As a result of the assertion change, in the second quarter of 2013, the Company recorded an $8.1 million discrete income tax benefit to reverse the deferred income tax liability previously recorded on undistributed foreign earnings. In addition, in the second quarter of 2013, the Company settled certain intercompany notes that had previously been considered long term investments, which resulted in an $11.2 million discrete income tax expense.

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
Adjusted Net Income
Net income attributable to Quintiles Transnational Holdings Inc.	$48,309	$38,517	$66,769	$72,996	$226,591
Restructuring costs	1,859	2,837	7,201	2,174	14,071
Management fees (1)	1,334	26,360	—	—	27,694
Loss on extinguishment of debt	—	16,543	—	3,288	19,831
Adjustment to estimated contingent consideration (2)	(231)	—	(1,224)	(3,455)	(4,910)
Tax effect of adjustments (3)	(1,183)	(17,088)	(2,032)	(2,001)	(22,304)
Other income tax adjustments (4)	7,301	(4,244)	—	—	3,057
Adjusted net income	$57,389	$62,925	$70,714	$73,002	$264,030

Diluted weighted average common shares outstanding	118,740	126,578	133,267	132,861	127,862
Diluted adjusted earnings per share	$0.48	$0.50	$0.53	$0.55	$2.06

(1) Management fees were previously paid to affiliates of certain of the Company’s shareholders pursuant to a management agreement. The quarter ended June 30, 2013 and the year ended December 31, 2013 include a $25.0 million fee paid in connection with the termination of the management agreement.

(2) During the third quarter of 2014, the Company began excluding changes from adjustments to estimated contingent consideration from business combinations from adjusted net income and diluted adjusted earnings per share. Consistent with the other adjustments to adjusted net income and diluted adjusted net income per share, management believes that changes to the estimated value of contingent consideration are not indicative of its core operating results as the fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. To conform to the current period presentation, all the periods for fiscal year 2013 in the table above reflect the inclusion of this adjustment.

(3) The tax effect of adjustments was based on the income tax rate of the respective transactions, which was 38.5%, with the exception of i) restructuring costs which were tax effected at 36.0%, 20.1%, 27.5%, 32.3% and 28.2% during the three months ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and for the year ended December 31, 2013, respectively and ii) contingent consideration which is not tax effected as it represents a permanent difference between book and tax income.

(4) Other income tax adjustments remove the impact of certain discrete adjustments on the Company’s income tax expense in 2013. The Company’s effective income tax rate in the 2013 periods was impacted by the Company’s change in assertion regarding the undistributed earnings of most of the Company’s foreign subsidiaries, which are now considered to be indefinitely reinvested outside of the United States. As a result of the assertion change, in the second quarter of 2013, the Company recorded an $8.1 million discrete income tax benefit to reverse the deferred income tax liability previously recorded on undistributed foreign earnings. In addition, in the second quarter of 2013, the Company settled certain intercompany notes that had previously been considered long term investments, which resulted in an $11.2 million discrete income tax expense.

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(in millions, except per share data)
(unaudited)

Reconciliation of GAAP to Non-GAAP Full Year 2014 Guidance
		Adjusted Net Income		Diluted Adjusted Earnings Per Share
		Low	High	Low	High
Net income attributable to Quintiles and diluted earnings per share		$344	$354	$2.61	$2.68
Restructuring costs		13	13	0.10	0.10
Adjustment to estimated contingent consideration		(9)	(9)	(0.07)	(0.07)
Tax effect of adjustments (1)		(4)	(4)	(0.03)	(0.03)
Adjusted net income and diluted adjusted earnings per share		$344	$354	$2.61	$2.68

(1) Restructuring costs are tax effected at approximately 30.0%. Contingent consideration is not tax effected as it represents a permanent difference between book and tax income.

CONTACT:
Quintiles
Phil Bridges, Media Relations (phil.bridges@quintiles.com)
919-998-1653 (office), 919-457-6347 (mobile)
or
Karl Deonanan, Investor Relations (InvestorRelations@quintiles.com)
919-998-2789